EXHIBIT 10.13

         CERTAIN PORTIONS OF THIS EXHIBIT, MARKED AS "*REDACTED*," HAVE
               BEEN OMITTED HEREFROM AND FILED SEPARATELY WITH THE
           COMMISSION BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT.


                              RETAIL LICENSE - EMEA
                         WARNER BROS. CONSUMER PRODUCTS

                                     #68116

LICENSE AGREEMENT made January 1, 1998 by and between WARNER BROS., A DIVISION OF TIME WARNER ENTERTAINMENT COMPANY L.P., c/o Warner Bros. Consumer Products, a Division of Time Warner Entertainment Company L.P., whose address is 4000 Warner Blvd., Burbank, CA 91522 (hereinafter referred to as "LICENSOR") and PLAY-BY-PLAY TOYS & NOVELTIES, INC., whose address is 4400 Tejasco, San Antonio, TX 78218-0267, c/o 1000 2nd Avenue, Suite 1401, Seattle, WA 98104, Attention:
Saul Gamoran (hereinafter referred to as "LICENSEE").

                                     W I T N E S S E T H :

The parties hereto mutually agree as follows:

1. DEFINITIONS: As used in this Agreement, the following terms shall have the following respective meanings:

        (a) "LICENSED PROPERTY": As defined in Schedules A-1 through C-13 (which are *REDACTED*) as set forth below, attached hereto and incorporated by reference:

               (i)    PROPERTIES A (ALL ARTICLES):
                      Schedule A-1 (*REDACTED*):   Looney Tunes
                      Schedule A-2 (*REDACTED*):   Animaniacs

               (ii)   PROPERTIES B (ALL ARTICLES):
                      Schedule B-3 (*REDACTED*):   Scooby Doo
                      Schedule B-4 (*REDACTED*):   Tom & Jerry
                      Schedule B-5 (*REDACTED*):   The Flintstones
                      Schedule B-6 (*REDACTED*):   Yogi Bear
                      Schedule B-7 (*REDACTED*):   Top Cat
                      Schedule B-8 (*REDACTED*):   The Jetsons
                      Schedule B-9 (*REDACTED*):   Wacky Races

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
                      In addition, the Licensed Property shall include use of the Cartoon Network Logo, to be used only in conjunction with one (1) or more Properties B and subject to Licensor's prior written approval on a case-by-case basis. It is understood and agreed that no additional royalties shall be paid to Licensor for use of the Cartoon Network Logo as set forth herein.

               (iii) PROPERTIES C (ARTICLES 4 ONLY):
                      Schedule C-10 (*REDACTED*):  Batman Animated
                                                   Series/Comics

                      Schedule C-11 (*REDACTED*):  Superman Animated
                                                   Series/Comics/
                                                   "Superman V" Motion
                                                   Picture

                      Schedule C-12 (*REDACTED*):  Baby Looney Tunes
                      Schedule C-13:(*REDACTED*)   Quest for Camelot

               (b) "TERRITORY": The regions of Europe, Middle East and Africa, as defined on the attached Exhibit 3.

               (c)    "LICENSED PRODUCT(S)":

                      (i)  ARTICLES 1 "STANDARD PLUSH":

                           *REDACTED*

                      (ii) ARTICLES 2 "FEATURE PLUSH":

                           *REDACTED*

                      (iii)ARTICLES 3 "OTHER PLUSH":

                           *REDACTED*

                      (iv) ARTICLES 4 "HOUSEWARES":

                           *REDACTED*

               Articles 1, 2, 3 and 4 as defined above shall be referred to separately and collectively herein as the "Licensed Product(s)."

                      *REDACTED*

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
        (d)    "GUARANTEED CONSIDERATION":

               (i) The sum of *REDACTED* DOLLARS ($USD *REDACTED*) which shall be allocated among the Licensed Properties, the Licensed Products and the Distribution Channels and payable according to the payment schedules set forth in Schedules A-1 through D-15 (which are *REDACTED*).

               (ii) In addition to the foregoing, the Guaranteed Consideration shall also include unrecouped balances from Existing Licenses (as defined below) in the amount of *REDACTED* DOLLARS ($*REDACTED*) (the "Unrecouped Balances"), which shall be allocated among the Licensed Properties and the Articles as follows:

                           *REDACTED*

                      The Royalties payable by Licensee hereunder shall offset the amounts set forth above for such Property and Article. Licensor acknowledges that the Unrecouped Balances have been paid by Licensee.

               (iii) It is hereby understood and agreed that:

                      1. Licensee shall provide Licensor a security instrument in the form of an irrevocable insurance bond in the amount of *REDACTED* DOLLARS ($*REDACTED) (the "Security Instrument") of which (a) *REDACTED* Dollars ($*REDACTED*) shall be security against the Guaranteed Consideration for this Agreement and (b) *REDACTED* Dollars ($*REDACTED*) shall be security against the Guaranteed Consideration for License Agreement #90248 between Licensor and Licensee for the region of Latin America (including all Guaranteed Consideration amounts set forth on Schedules A through D-15 (which are *REDACTED*) attached thereto), it being expressly understood that there shall be only one (1) Security Instrument for the two
                           (2) Agreements. The Security Instrument shall be in a form acceptable to Licensor and shall be issued from an institution acceptable to Licensor, such acceptances not to be unreasonably withheld. Delivery of the Security Instrument to Licensor shall be no later than thirty (30) days after Licensee's execution of this Agreement. The Security Instrument shall have a term concurrent with the Term of this Agreement and shall be self-liquidating to the amount of the Guaranteed Consideration remaining at the conclusion of the Term. The Security Instrument shall be reduced during the Term on a dollar for dollar basis as Licensee makes payments during the Term. Upon payment to Licensor of the total amount of the Guaranteed Consideration, the Security Instrument shall terminate;

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
                      2.   All payments hereunder shall be made in U.S. Dollars;
                           and

                      *REDACTED*

        (e) "TERM": January 1, 1998 through December 31, 2000.

        (f) "MARKETING DATES": "Marketing Date" shall mean the latest date the Licensed Products shall be made available to the trade or to the public, whichever applies, as set forth for each Article in Schedule A, Chart #1 (*REDACTED*).

        (g) "ROYALTY RATE": Licensee shall pay to Licensor the following sums as applicable (the "Royalties"):

                      *REDACTED*

        (h) "DISTRIBUTION CHANNELS": Licensee may distribute the Licensed Products through the Distribution Channels (as defined below) applicable to each such Licensed Product as set forth below:

                      *REDACTED*

               The Distribution Channels shall be defined as follows:

                      *REDACTED*

        (i) "AUTHORIZED DISTRIBUTORS": Licensee and Licensor agree that Licensee shall be permitted to utilize third-party distributors within specific countries in the Territory ("Authorized Distributors"), which shall have the right, subject to Paragraph 1.(j) below, to import, manufacture, distribute and/or sell Licensed Products, subject to Licensor's prior written approval in each case. Licensee agrees that with each request for such approval it shall submit a comprehensive annual business plan relating to the distribution and sales of the Licensed Products. No approval, rejection and/or modification of such annual business plan required by Licensor shall constitute a guarantee for economic benefit to Licensee and/or the Authorized Distributor or shall constitute liability on the part of Licensor for any aspect of Licensee's business.

        (j) "EXISTING LICENSES": It is agreed that the existing licenses between Licensor and/or its affiliated companies and Licensee and/or its subsidiary companies as set forth in Exhibit 5 (which is *REDACTED*) attached hereto shall be terminated effective December 31, 1997, including any sell-off periods thereunder, and that Unrecouped Balances shall be payable under this Agreement as set forth in Paragraph 1.(d)(ii); however, Licensee agrees that such termination is contingent upon Licensee's execution of this Agreement.

        (k) "THIRD PARTY LICENSES": Licensee acknowledges that all rights hereunder are subject to the rights of preexisting licensees under third party licenses as listed in Exhibit 4 (which is *REDACTED*) hereto (the "Third Party Licenses") , including but not limited to such pre-existing licensees which have been granted distribution rights in parts of the Territory for products identical to Articles 1, 2 and 3. Licensee agrees that it and its affiliated companies shall not distribute and sell such Articles 1, 2 and 3 in such parts of the Territory, subject to the terms of Paragraph 10(c) hereof; however Licensee shall have the right to negotiate with such licensees with the purpose of acting as the manufacturer for such licensees.

        (1) "RECAPTURE RIGHTS": In the event Licensee fails to market any of the Licensed Products and/or any of the countries in the Territory and/or any of the Licensed Properties and or any of the Distribution Channels three (3) months after the Marketing Date, Licensor shall have the right to recapture such Licensed Product, country, Licensed Property and/or Distribution Channel from the rights granted under this Agreement without obligation to Licensee. Such recapture may take place on a Property-by-Property, Licensed Product-by-Licensed Product, country-by-country and/or Distribution Channel-by-Distribution Channel basis.

        (m)    "LICENSEE'S COMMITMENTS":

               (i) PROMOTIONAL COMMITMENT: Licensee agrees that throughout the Term it shall spend a minimum of *REDACTED* percent (*REDACTED*%) of its total Net Sales in each of the countries in the Territory on promotional and advertising activities in each such country (the "Promotional Commitment"). The Promotional Commitment shall include, as a minimum, television advertising for Articles 2 in the following countries: *REDACTED*, with a total minimum value of *REDACTED* percent (*REDACTED*%) of the total Promotional Commitment for each country. Monies spent by Licensee for Trade Fairs (as defined below) shall not be taken into account to determine the Promotional Commitment. Licensee shall submit reports on a quarterly basis as set forth in Paragraph 5.(a) with respect to the Promotional Commitment and Licensor shall have the right to inspect and/or audit Licensee's books and records with respect to the Promotional Commitment under the terms and conditions of Paragraph 6 hereof.

               (ii) STAFFING COMMITMENT: Licensee agrees that it shall:

                      1. appoint dedicated sales and marketing managers to oversee the sales and marketing of the Licensed Products in the Territory; and

                      2.   *REDACTED*

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
                      3. appoint dedicated staff to manage and enhance product development and production control (as such terms are commonly understood in the industry) of the Licensed Products.

               (iii) TRADE FAIRS: Licensee shall present the Licensed Products at such trade fairs as are submitted to and approved by Licensor prior to the Marketing Date (the "Trade Fairs"). Licensee's affiliates and/or Authorized Distributors shall have sections of its booth solely dedicated to the Licensed Properties and the Licensed Products at the Trade Fairs, with the exception of Trade Fairs in Developing Markets, where Licensee shall dedicate sections of its booth to the Licensed Properties and the Licensed Products together with other products. "Developing Markets" shall be such countries as are submitted to and approved by Licensor for such definition prior to the Marketing Date.

        (n) LICENSOR'S STAFFING COMMITMENT: Licensor shall designate an employee with primary responsibility for the administration of this License Agreement.

2.      GRANT OF LICENSE:

        (a) Subject to the restrictions, limitations, reservations and conditions and Licensor's approval rights set forth in this Agreement, and to pre-existing Third Party Licenses in the Territory, Licensor hereby grants to Licensee and Licensee hereby accepts for the Term of this Agreement, a license to utilize the Licensed Property solely on or in connection with the manufacture, distribution and sale of the Licensed Products as specified above for the ultimate distribution to the public throughout the Territory *REDACTED*.

        (b) Without limiting any other approval rights of Licensor as contained herein, no television commercials may be utilized under this Agreement without the specific prior written approval of Licensor, such approval not to be unreasonably withheld.

3.      RESERVATION OF RIGHTS; PREMIUMS:

        (a) Licensor reserves all rights not expressly conveyed to Licensee hereunder, and Licensor may grant licenses to others to use the Licensed Property, artwork and textual matter in connection with other uses, services and products without limitation.

        (b) Notwithstanding anything to the contrary stated herein, Licensor specifically reserves the right, without limitation throughout the world, to itself use, or license any third party(s) of its choice to use the Licensed Property for the manufacture, distribution and sale of products similar or identical to those licensed herein in Paragraph 1. (c) above for sale through any catalogue(s) produced or distributed by or on behalf of Licensor or its affiliated companies, or for sale or distribution in any theaters or arenas, or for sale or distribution in any retail stores operated by or on behalf of Licensor, its affiliated companies or franchisees, or for sale or distribution in any theme/amusement parks operated by or on behalf of Licensor and its affiliated companies, including without limitation, the Six Flags and Movie World parks. In addition, Licensor reserves the right to allow Six Flags Corporation and Movie World to manufacture (or have manufactured by a third party) products similar or identical to those licensed herein for distribution or sale in theme and/or amusement parks owned or operated by both Six Flags Corporation and Movie World. Further, Licensor reserves the right to use, or license others to use, and/or manufacture products similar or identical to those licensed herein for use as premiums.

        (c) Licensee specifically understands and agrees that no rights are granted herein with respect to the Warner Bros. "shield" logo or trademark, or any other trademark(s), logo (s) or copyrights owned by Licensor other than those specifically set forth above in the Licensed Property, it being understood that all rights in and to said properties are reserved exclusively to Licensor for use and/or licensing as it deems appropriate to third party(s) of its choice.

        (d) Licensee agrees that it will not use, or knowingly permit the use of, and will exercise due care that its customers likewise will refrain from the use of, the Licensed Products as a premium, except with the prior written consent of Licensor, and that it shall not actively solicit orders for such use of the Licensed Products. Notwithstanding the foregoing; Licensor shall notify Licensee of any opportunities which may arise during the Term for Licensee to bid on and/or supply a third party promotional partner of Licensor's with Licensed Products for premium use within the Territory and Licensee shall have the right to do so hereunder. Subject to Licensor's prior written approval as aforesaid, Licensee shall pay to Licensor a sum equal to TWELVE PERCENT (12%) of all premium sales. For purposes of this paragraph, the term "premium" shall be defined as including, but not necessarily limited to, combination sales, free or self-liquidating items offered to the public in conjunction with the sale or promotion of a product or service, including traffic building or continuity visits by the consumer/customer, or any similar scheme or device, the prime intent of which is to use the Licensed Products in such a way as to promote, publicize and or sell the products, services or business image of the user of such item.

4.      CONSIDERATION:

        (a) The Guaranteed Consideration paid by Licensee as set forth above shall be applied against such Royalties as are, or have become, due to Licensor. No part of such Guaranteed Consideration shall be repayable to Licensee. Royalties earned in excess of the Guaranteed Consideration applicable to the Term hereof shall not offset any Guaranteed Consideration required in respect of the succeeding renewal term (if any); likewise, Royalties earned in excess of the Guaranteed Consideration applicable to the renewal term (if any) shall not offset any Guaranteed Consideration applicable to any prior term.

        (b) ROYALTY PAYMENTS: Licensee shall pay to Licensor a sum equal to the Royalty Rate as set forth above of all Net Sales by Licensee of the Licensed Products covered by this Agreement. The term "Net Sales" herein shall mean the gross invoice price billed customers, less

               (i) actual quantity discounts and actual returns, but no deductions shall be made for uncollectible accounts and deductions for actual returns may not exceed five percent (5%) of total sales; and

               (ii) any sales, excise or value added taxes which are separately stated and which are required to be collected from customers and which are payable to tax authorities. No deduction shall be taken in computing Net Sales for taxes not described immediately above, including but not limited to income taxes, withholding taxes or remittance taxes.

               No costs incurred in the manufacture, sale, distribution, advertisement, or exploitation of the Licensed Products shall be deducted from any Royalties payable by Licensee.

        (c) Royalties shall be reported and paid as set forth in Paragraph 5.(a), except to the extent offset by Guaranteed Consideration theretofore remitted. It is a material term and condition of this Agreement that Royalty reports shall be broken down by (1) Licensed Product, (2) country, (3) Licensed Property and (4) Distribution Channel. In the event Licensee fails to do so, Licensor shall have the right to terminate this Agreement. Licensor shall also have the right to require Licensee to report on a retailer-by-retailer basis. Without prejudice to any other rights and remedies that Licensor may have, it is agreed that any Royalties due by Licensee accruing from sales of the Licensed Products outside the Territory and/or outside the applicable Distribution Channels shall not be offset against the Guaranteed Consideration.

        (d) Licensee shall not have the right to cross-collateralize Royalties earned (1) between the Licensed Properties, (2) between the Distribution Channels, or (3) between Articles 1, 2 and 3 collectively and Articles 4 (although Licensee may cross-collateralize between Articles 1, 2 and 3) ; however, Licensee shall have the right to set off accrued Royalties for a certain Licensed Property which exceed the portion of the Guaranteed Consideration allocated to such Licensed Property against the Unallocated Portion of the Guaranteed Consideration (as set forth in Schedule A, Chart #1 and in Schedules D-14 and D-15 (which are *REDACTED*) attached hereto). Royalties so accrued under any Licensed Property A or Licensed Property C may only be offset against the Unallocated Portion of the Guaranteed Consideration for Licensed Properties A and C; and Royalties so accrued under any Licensed Property B may only be offset against the Unallocated Portion of the Guaranteed Consideration for Licensed Properties B.

        (e) Licensee will pay all taxes, customs, duties, assessments, excise except as provided in Subparagraph 4.(b)(ii) , and other charges levied upon the importation of or assessed against the Licensed Product under this Agreement, as well as all Licensee's costs of doing business and Licensor shall have no liability therefor.

        (f) In the event Licensee has earned Royalties in currencies, other than in U.S. Dollars, then Licensee shall convert said amounts into U.S. Dollars based upon the exchange rate published by the Wall Street Journal as of the fifteenth (15th) day of the applicable month or if such day shall fall on a non-business day then as of the first business day following said fifteenth (15th) day.

5.      PERIODIC STATEMENTS:

        (a) Within thirty (30) days after the initial shipment of the Licensed Products and promptly on the thirtieth (30th) day of every quarter thereafter, Licensee shall furnish to Licensor complete and accurate statements certified to be accurate by Licensee, or if a corporation, by an officer of Licensee, broken down into the categories set forth in Paragraph 4. (c) and showing with respect to all Licensed Products distributed and sold by Licensee during the preceding calendar quarter the (i) number of units; (ii) country in which manufactured, sold and/or to which shipped; (iii) Description (as such term is defined below) of the Licensed Products; (iv) gross sales price; and (v) itemized deductions from gross sales price, and net sales price together with any returns made during the preceding calendar quarter. Such statements shall be furnished to Licensor whether or not any of the Licensed Products have been sold during calendar quarters to which such statements refer. Licensee shall also include with each quarterly statement a statement which shows the amounts spent during such quarter with respect to the Promotional Commitment as defined in Paragraph 1. (m) (i). Receipt or acceptance by Licensor of any of the statements furnished pursuant to this Agreement or of any sums paid hereunder shall not preclude Licensor from questioning the correctness thereof at any time, and in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payments made by Licensee. Upon demand of Licensor, Licensee shall at its own expense, but not more than once in any twelve
               (12) month period, furnish to Licensor a detailed statement by an independent certified public accountant showing the (i) number of units; (ii) country in which manufactured, sold and/or to which shipped; (iii) Description of the Licensed Products; (iv) gross sales price; and (v) itemized deductions from gross sales price and net sales price of the Licensed Products covered by this Agreement distributed and/or sold by Licensee up to and including the date upon which Licensor has made such demand. For purposes of this subparagraph, the term "Description" shall mean a detailed description of the Licensed Products including the nature of each of the Licensed Products, any and all names and likenesses, whether live actors or animated characters, from the Licensed Property utilized on the Licensed Products and/or any related packaging and/or wrapping material, and any other components of the Licensed Property utilized on the Licensed Products and/or any related packaging and/or wrapping material. In the event Licensor is responsible for the payment of any additional third party participation based on Licensee not reporting by character name and likeness as provided above, Licensee shall be responsible for reimbursing Licensor for the full amount of all such third party claims, including without limitation, the participation itself, interest, audit and attorneys' fees. Licensee understands and agrees that it is a material term and condition of this Agreement that Licensee include the Description on all statements. In the event Licensee fails to do so, Licensor shall have the right to terminate this Agreement, in accordance with the provisions of Paragraph 14 herein.

        (b) The statements and payments required hereunder shall be delivered to:

                      WARNER BROS. CONSUMER PRODUCTS
                      4000 Warner Boulevard
                      Bridge Building, 4th Floor
                      Burbank, CA  91522
                      Attention:  Accounting Manager, International Accounting

                      with a copy to:

                      WARNER BROS. CONSUMER PRODUCTS (U.K.) LTD.
                      18 Hanover Square
                      London W1R 9HG
                      England
                      Attention: Director of Operations and Planning

        (c) Any payments which are made to Licensor hereunder after the due date required therefore, shall bear interest at the then current prime rate plus six percent (6%) (or the maximum rate permissible by law, if less than the current prime rate) from the date such payments are due to, the date of payment. Licensor's right hereunder to interest on late payments shall not preclude Licensor from exercising any of its other rights or remedies pursuant to this Agreement or otherwise with regard to Licensee's failure to make timely remittances.

        (d) Any income taxes, withholding taxes, other taxes and/or fees which local law requires to be levied against Licensor's Royalty shall be paid by Licensee on behalf of Licensor within the period of time required by local law, provided that Licensee shall not make such payment if Licensor has advised Licensee in writing not to do so, and has taken appropriate legal action to contest the propriety of such taxes and/or fees. In such event, Licensor shall indemnify Licensee against any interest charges or penalties with respect to such taxes. Any such taxes or fees which Licensee pays on behalf of Licensor shall be deducted from the Royalty otherwise payable to Licensor. The original receipt (or a bona fide copy thereof) for such taxes as may be deducted from Royalties shall accompany the statements described in Paragraph 5. (a) above for the accounting period in which such deduction is made. Licensee shall timely file all necessary tax returns or other government documents on Licensor's behalf, as required by local law, at Licensee's cost.

        (e) Licensee and Licensor agree that each calendar quarter during the Term they shall mutually review Licensee's performance hereunder. Such review shall take place in a format to be submitted by licensee and approved by Licensor prior to the Marketing Date.

6.      BOOKS AND RECORDS:

        (a) Licensee shall keep, maintain and preserve (in Licensee's principal place of business) for at least two (2) years following termination or expiration of the Term of this Agreement or any renewal(s) hereof (if applicable), complete and accurate records of accounts including, without limitation, purchase orders, inventory records, invoices, correspondence, banking and financial and other records pertaining to the various items required to be submitted by Licensee as well as to ensure Licensee's compliance with its obligations hereunder, including without limitation (i) Licensee's Commitments as set forth in Paragraph 1.(m)(ii) local laws as required pursuant to Paragraph 13.(j) hereof and (iii) the terms and conditions of Paragraph 19. Such records and accounts shall be available for inspection and audit at any time or times during or after the Term of this Agreement or any renewal(s) hereof (if applicable) during reasonable business hours and upon reasonable notice by Licensor or its nominees. Licensee agrees not to cause or permit any interference with Licensor or nominees of Licensor in the performance of their duties. During such inspections and audits, Licensor shall have the right to take extracts and/or make copies of Licensee's records as it deems necessary.

        (b) The exercise by Licensor in whole or in part, at any time of the right to audit records and accounts or of any other right herein granted, or the acceptance by Licensor of any statement or statements or the receipt and/or deposit by Licensor, of any payment tendered by or on behalf of Licensee shall be without prejudice to any rights or remedies of Licensor and such acceptance, receipt and/or deposit shall not preclude or prevent Licensor from thereafter disputing the accuracy of any such statement or payment.

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
        (c) If pursuant to its right hereunder Licensor causes an audit and inspection to be instituted which thereafter discloses a deficiency between the amount found to be due to Licensor and the amount actually received or credited to Licensor, then Licensee shall, upon Licensor's demand, promptly pay the deficiency, together with interest thereon at the then current prime rate from the date such amount became due until the date of payment, and, if the deficiency is more than five percent (5%) of all Royalties paid by Licensee during the period covered by the audit, then Licensee shall pay the reasonable costs and expenses of such audit and inspection.

7.      INDEMNIFICATIONS:

        (a) During the Term, and continuing after the expiration or termination of this Agreement, Licensor shall indemnify Licensee and shall hold it harmless from any loss, liability, damage, cost or expense arising out of any claims or suits which may be brought or made against Licensee by reason of the breach by Licensor of the warranties or representations as set forth in Paragraph 12 hereof, provided that Licensee shall give prompt written notice, and full cooperation and assistance to Licensor relative to any such claim or suit and provided, further, that Licensor shall have the option to undertake and conduct the defense of any suit so brought. Licensee shall not, however, be entitled to recover for lost profits. Licensee shall cooperate fully in all respects with Licensor in the conduct and defense of said suit and/or proceedings related thereto.

        (b) During the Term, and continuing after the expiration or termination of this Agreement, Licensee shall indemnify Licensor and shall hold it harmless from any loss, liability, damage, cost or expense arising out of any claims or suits which may be brought or made against Licensor by reason of: (i) any breach of Licensee's covenants and undertakings hereunder; (ii) any unauthorized use by Licensee of the Licensed Property; (iii) any use of any trademark, copyright, design, patent, process, method or device, except for those uses of the Licensed Property that are specifically approved by Licensor pursuant to the terms of this Agreement; (iv) Licensee's non-compliance with any applicable federal, state or local laws or with any other applicable regulations; and (v) any alleged defects and/or inherent dangers (whether obvious or hidden) in the Licensed Products or the use thereof.

        (c) With regard to 7(b)(v) above, Licensee agrees to obtain, at its own expense, product liability insurance providing adequate protection for Licensor and Licensee against any such claims or suits in amounts no less than THREE MILLION U.S. DOLLARS ($USD 3,000,000) per occurrence, combined single limits. Simultaneously with the execution of this Agreement, Licensee undertakes to submit to Licensor a fully paid policy or certificate of insurance naming Licensor as an additional insured party and, requiring that the insurer shall not terminate or materially modify such policy or certificate of insurance without written notice to Licensor at least twenty (20) days in advance thereof. Such insurance and delivery of the policy or certificate are material obligations of Licensee.

8.      ARTWORK; COPYRIGHT AND TRADEMARK NOTICES:

        (a) The Licensed Property shall be displayed or used only in such form and in such manner as has been specifically approved in writing by Licensor in advance and Licensee undertakes to assure usage of the trademark(s) and character(s) solely as approved hereunder. Licensee further agrees and acknowledges that any and all Artwork (defined below) created, utilized, approved and/or authorized for use hereunder by Licensor in connection with the Licensed Products or which otherwise features or includes the Licensed Property shall be owned in its entirety exclusively by Licensor. "Artwork" as used herein shall include, without limitation, all pictorial, graphic, visual, audio, audio-visual, digital, literary, animated, artistic, dramatic, sculptural, musical or any other type of creations and applications, whether finished or not, including, but not limited to, animation, drawings, designs, sketches, images, illustrations, film, video, electronic, digitized or computerized information, software, object code, source code, on-line elements, music, text, dialogue, stories, visuals, effects, scripts, voice overs, logos, one- sheets, promotional pieces, packaging, display materials, printed materials, photographs, interstitials, notes, shot logs, character profiles and translations, produced by Licensee or for Licensee, pursuant to this Agreement. Licensor reserves for itself or its designees all rights to use any and all Artwork created, utilized and/or approved hereunder without limitation.

        (b)    (i)    Licensee acknowledges that, as between Licensor and
                      Licensee, the Licensed Property and Artwork and all other depictions expressions and derivations thereof, and all copyrights, trademarks and other proprietary rights therein are owned exclusively by Licensor and Licensee shall have no interest in or claim thereto, except for the limited right to use the same pursuant to this Agreement and subject to its terms and conditions.

               (ii) Licensee agrees and acknowledges that any Artwork created by Licensee or for Licensee hereunder is a "work made for hire" for Licensor under the U.S. Copyright Act, and any and all similar provisions of law under other jurisdictions, and that Licensor is the author of such works for all purposes, and that Licensor is the exclusive owner of all the rights comprised in the undivided copyright and all renewals, extensions and reversions therein, in and to such works in perpetuity and throughout the universe. Licensee hereby waives and releases in favor of Licensor all rights (if any) of "droit moral," rental rights and similar rights in and to the Artwork (the "Intangible Rights") and agrees that Licensor shall have the right to revise, condense, abridge, expand, adapt, change, modify, add to, subtract from, re-title, re-draw, re-color, or otherwise modify the Artwork, without the consent of Licensee. Licensee hereby irrevocably grants, transfers and assigns to Licensor all right, title and interest, including copyrights, trademark rights, patent rights and other proprietary rights, it may have in and to the Artwork, in perpetuity and throughout the universe, and to all proprietary depictions, expressions or derivations of the Licensed Property created by or for Licensee. Licensee acknowledges that Licensor shall have the right to terminate this Agreement in the event Licensee asserts any rights (other than those specifically granted pursuant to this Agreement) in or to the Licensed Property or Artwork.

               (iii) Licensee hereby warrants that any and all work created by Licensee under this Agreement apart from the materials provided to Licensee by Licensor is and shall be wholly original with or fully cleared by Licensee and shall not copy or otherwise infringe the rights of any third parties, and Licensee hereby indemnifies Licensor and will hold Licensor harmless from any such claim of infringement or otherwise involving Licensee's performance hereunder. At the request of Licensor, Licensee shall execute such form(s) of assignment of copyright or other papers as Licensor may reasonably request in order to confirm and vest in Licensor the rights in the properties as provided for herein. In addition, Licensee hereby appoints Licensor as Licensee's Attorney-in-Fact to take such actions and to make, sign, execute, acknowledge and deliver all such documents as may from time to time be necessary to confirm in Licensor, its successors and assigns, all rights granted herein. If any third party makes or has made any contribution to the creation of Artwork authorized for use hereunder, Licensee agrees to obtain from such party a full confirmation and assignment of rights so that the foregoing rights shall vest fully in Licensor, in the form of the Contributor's Agreement attached hereto as Exhibit 2 and by this reference made a part hereof, prior to commencing work, ensuring that all rights in the Artwork and Licensed Property arise in and are assigned to Licensor. Promptly upon entering into each such Agreement, Licensee shall give Licensor a copy of such Agreement. Licensee assumes all responsibility for such parties and agrees that Licensee shall bear any and all risks arising out of or relating to the performance of services by them and to the fulfillment of their obligations under the Contributor's Agreement.

               (iv) Upon expiration of termination of this Agreement for any reason, or upon demand by Licensor at any time, Licensee shall promptly deliver to Licensor all Artwork or Licensed Property, whether finished or not, including drawings, drafts, sketches, illustrations, screens, data, digital files and information, copies or other items, information or things created in the course of preparing the Licensed Property and all materials provided to Licensee by Licensor hereunder, or, at Licensor's option and instruction, shall destroy some or all of the foregoing and shall confirm to Licensor in writing that Licensee has done so. Licensee shall not use such Artwork or Licensed Property, items, information or things, material, for any purpose other than is permitted under this Agreement.

        (c) Licensee shall, within thirty (30) days of receiving an invoice, pay Licensor for artwork executed for Licensee by Licensor (or by third parties under contract to Licensor) for use in the development of the Licensed Products and any related packaging, display and promotional materials at Licensor's prevailing commercial art rates. The foregoing shall include any artwork that, in Licensor's opinion, is necessary to modify artwork initially prepared by Licensee and submitted for approval. Estimates of artwork charges are available upon request.

        (d) Licensee shall cause to be imprinted, irremovably and legibly on each Licensed Product manufactured, distributed or sold under this Agreement, and all advertising, promotional, packaging and wrapping material wherein the Licensed Property appears, the appropriate Copyright Notice for each such Licensed Property as set forth on Schedules A-1 through C-13 (*REDACTED*).

        (e) In no event shall Licensee use, in respect to the Licensed Products and/or in relation to any advertising, promotional, packaging or wrapping material, any copyright or trademark notices which shall conflict with, be confusing with, or negate, any notices required hereunder by Licensor in respect to the Licensed Property.

        (f) Licensee agrees to deliver to Licensor free of cost six (6) of each of the Licensed Products together with their packaging and wrapping material for trademark registration purposes in compliance with applicable laws, simultaneously upon distribution to the public. Any copyrights or trademarks with respect to the Licensed Products shall be procured by and for the benefit of Licensor and at Licensor's expense. Licensee further agrees to provide Licensor with the date of the first use of the Licensed Products in interstate and intrastate commerce.

        (g) Licensee shall assist Licensor, at Licensor's expense, in the procurement, protection, and maintenance of Licensor's rights to the Licensed Property. Licensor may, in its sole discretion, commence or prosecute and effect the disposition of any claims or suits relative to the imitation, infringement and/or unauthorized use of the Licensed Property either in its own name, or in the name of Licensee, or join Licensee as a party in the prosecution of such claims or suits. Licensee agrees to cooperate fully with Licensor in connection with any such claims or suits and undertakes to furnish full assistance to Licensor in the conduct of all proceedings in regard thereto. Licensee shall promptly notify Licensor in writing of any infringements or imitations or unauthorized uses by others of the

               Licensed Property, on or in relation to products identical to similar to or related to the Licensed Products. Licensor shall in its sole discretion have the right to settle or effect compromises in respect thereof. Licensee shall not institute any suit or take any action on account of such infringements, imitations or unauthorized uses.

9.      APPROVALS AND QUALITY CONTROLS:

        (a) Licensee agrees to strictly comply and maintain compliance with the quality standards, specifications and rights of approval of Licensor in respect to any and all usage of the Licensed Property on or in relation to the Licensed Products throughout the Term of this Agreement and any renewals or extensions thereof (if applicable). Licensee agrees to furnish to Licensor free of cost for its written approval as to quality and style, samples of each of the Licensed Products, together with their packaging, hangtags, and wrapping material, as follows in the successive stages indicated: (i) rough sketches/layout concepts; (ii) finished artwork or final proofs; (iii) pre-production samples or strike-offs; and (iv) finished products, including packaged samples.

        (b) No Licensed Products and no material whatever utilizing the Licensed Property shall be manufactured, sold, distributed or promoted by Licensee without prior written approval. Licensee may, subject to Licensor's prior written approval, use textual and/or pictorial matter pertaining to the Licensed Property on such promotional, display and advertising material as may, in its reasonable judgment, promote the sale of the Licensed Products. All advertising and promotional material relating to the Licensed Products must be submitted to the Licensor for its written approval at the following stages appropriate to the medium used:
               (i) rough concepts; (ii) layout, storyboard, script; and (iii) finished materials.

        (c) Approval or disapproval shall lie in Licensor's sole discretion. Any Licensed Products not so approved in writing shall be deemed unlicensed and shall not be manufactured or sold. If any unapproved Licensed Products are being sold, Licensor may, together with other remedies available to it including, but not limited to, immediate termination of this Agreement, require such Licensed Products to be immediately withdrawn from the market and to be destroyed, such destruction to be attested to in a certificate signed by an officer of Licensee.

        (d) Any modification of a Licensed Product must be submitted in advance for Licensor's written approval as if it were a new Licensed Product. Approval of a Licensed Product which uses particular artwork does not imply approval of such artwork for use with a different Licensed Product.

        (e) Licensed Products must conform in all material respects to the final production samples approved by Licensor. If in Licensor's reasonable judgement, the quality of a Licensed Product originally approved has deteriorated in later production runs, or if a Licensed Product has otherwise been altered, Licensor may, in addition to other remedies available to it, require that such Licensed Product be Immediately withdrawn from the market.

        (f) Licensee shall permit Licensor to inspect Licensee's manufacturing operations, testing and payroll records (including those operations and records of any supplier or manufacturer approved pursuant to Paragraph 10.(b) below) with respect to the Licensed Products.

        (g) If any changes or modifications are required to be made to any material submitted to Licensor for its written approval in order to ensure compliance with Licensor's specifications or standards of quality, Licensee agrees promptly to make such changes or modifications.

        (h) Subsequent to final approval, no fewer than fifty (50) production samples of Licensed Products will be sent to Licensor, to ensure quality control simultaneously upon distribution to the public. In addition, Licensee shall provide Licensor with fifteen (15) catalogs which display all of Licensee's products, not just the Licensed Products. Further, Licensor shall have the right to purchase any and all Licensed Products in any quantity at the maximum discount price Licensee charges its best customer.

        (i) To avoid confusion of the public, Licensee agrees not to associate other characters or properties with the Licensed Property on the Licensed Products or in any packaging, promotional or display materials unless Licensee receives Licensor's prior written approval. Furthermore, Licensee agrees not to use the Licensed Property (or any component thereof) on any business sign, business cards, stationery or forms, nor as part of the name of Licensee's business or any division thereof.

        (j) Licensee shall use its best efforts to notify its customers of the requirement that Licensor has the right to approve all promotional, display and advertising material pursuant to this Agreement.

        (k) It is understood and agreed that any animation used in electronic media, including but not limited to animation for television commercials and character voices for radio commercials, shall be produced by Warner Bros. Animation and/or the Warner/Blanc Audio Library pursuant to a separate agreement between Licensee and Warner Bros. Animation and/or the Warner/Blanc Audio Library, subject to Warner Bros. Animation and/or the Warner/Blanc Audio Library customary rates. Any payment made to Warner Bros. Animation and/or the Warner/Blanc Audio Library for such animation or character voices shall be in addition to and shall not offset the Guaranteed Consideration set forth in Paragraph 1.(d).

        (l) Licensor's approval of Licensed Products (including, without limitation, the Licensed Products themselves as well as promotional, display and advertising materials) shall in no way constitute or be construed as an approval by Licensor of Licensee's use of any trademark, copyright and/or other proprietary materials not owned by Licensor.

        (m) All Licensed Products must be submitted for approval as set forth above to Licensor's Brand Assurance Department for the Territory. Licensor's approval of products licensed under any other agreement between Licensor and/or its affiliated companies and Licensee and/or its affiliated companies shall not constitute an approval of any Licensed Products for distribution in the Territory hereunder.

10.     DISTRIBUTION; SUBLICENSE MANUFACTURE:

        (a) Within the Distribution Channels set forth in Paragraph 1.(h) hereof, Licensee shall sell the Licensed Products either to jobbers, wholesalers, distributors or retailers for sale or resale and distribution directly to the public. Unless explicitly set forth in Paragraph 1.(h) hereof, Licensee shall not sell the Licensed Products through any cable home shopping service or through electronic media, including on any on- line network or service. If Licensee sells or distributes the Licensed Products at a special price, directly or indirectly, to itself, including without limitation, any subsidiary of Licensee or to any other person, firm, or corporation affiliated with Licensee or its officers, directors or major stockholders, for ultimate sale to unrelated third parties, Licensee shall pay Royalties with respect to such sales or distribution, based upon the price generally charged the trade by Licensee.

        (b) Except as specifically permitted hereunder, Licensee shall not be entitled to sublicense any of its rights under this Agreement. In the event Licensee is not the manufacturer of the Licensed Products, Licensee shall, subject to the prior written approval of Licensor, which approval shall not be unreasonably withheld, be entitled to utilize a third party manufacturer in connection with the manufacture and production of the Licensed Products, provided that such manufacturer shall execute a letter in the form of Exhibit 1 attached hereto and by this reference made a part hereof. In such event, Licensee shall remain primarily obligated under all of the provisions of this Agreement and any default of this Agreement by such manufacturer shall be deemed a default by Licensee hereunder. In no event shall any such third party manufacturer agreement include the right to grant any rights to subcontractors.

        (c) In the event the Territory or part thereof, now or hereafter, is a member state of the European Economic Area (the "EEA"), nothing in this Agreement shall prevent Licensee from supplying unsolicited orders from customers having registered offices outside the Territory and/or outside the Distribution Channels but in the EEA, provided that Licensee shall not pursue an active policy of selling or marketing the Licensed Products and/or Licensed Property outside the Territory and/or Distribution Channels but in the EEA.

11. GOOD WILL: Licensee recognizes the great value of the publicity and good will associated with the Licensed Property and, acknowledges that: (i) such good will is exclusively that of Licensor; and (ii) the Licensed Property has acquired a secondary meaning as Licensor's trademarks and/or identifications in the mind of the purchasing public. Licensee further recognizes and acknowledges that a breach by Licensee of any of its covenants, agreements or undertakings hereunder will cause Licensor irreparable damage, which cannot be readily remedied in damages in an action at law, and may, in addition thereto, constitute an infringement of Licensor's copyrights, trademarks and/other proprietary rights in, and to the Licensed Property, thereby entitling Licensor to equitable remedies and costs.

12.     LICENSOR'S WARRANTIES AND REPRESENTATIONS:

        Licensor represents and warrants to Licensee that:

        (a) It has, and will have throughout the Term of this Agreement, the right to license the Licensed Property to Licensee in accordance with the terms and provisions of this Agreement; and

        (b) The making of this Agreement by Licensor does not violate any agreements, rights or obligations of any person, firm or corporation.

13.     LICENSEE'S WARRANTIES AND REPRESENTATIONS:

        Licensee represents and warrants to Licensor that, during the Term and thereafter:

        (a) It will not attack the title of Licensor (or third parties that have granted rights to Licensor) in and to the Licensed Property or any copyright or trademarks pertaining thereto, nor will it attack the validity of the license granted hereunder;

        (b) It will not harm, misuse or bring into disrepute the Licensed Property, but on the contrary, will maintain the value and reputation thereof to the best of its ability;

        (c) It will manufacture, sell, promote and distribute the Licensed Products in an ethical manner and in accordance with the terms and intent of this Agreement, and in compliance with all applicable government regulations and industry standards;

        (d) It will not create any expenses chargeable to Licensor without the prior written approval of Licensor in each and every instance. It will not cause or allow any liens or encumbrances to be placed against the Licensed Property;

        (e) It will protect to the best of its ability its right to manufacture, sell, promote, and distribute the Licensed Products hereunder;

        (f) It will at all times comply with all government laws and regulations, including but not limited to product safety, food, health, drug, cosmetic, sanitary or other similar laws, and all voluntary industry standards relating or pertaining to the manufacture, sale, advertising or use of the Licensed Products, and shall maintain its appropriate customary high quality standards during the Term hereof. It shall comply with any regulatory agencies which shall have jurisdiction over the Licensed Products and shall procure and maintain in force any and all permissions, certifications and/or other authorizations from governmental and/or other official authorities that may be required in response thereto. Each Licensed Product and component thereof distributed hereunder shall comply with all applicable laws, regulations and voluntary industry standards. Licensee shall follow reasonable and proper procedures for testing that all Licensed Products comply with such laws, regulations and standards. Licensee shall permit Licensor or its designees to inspect testing records and procedures with respect to the Licensed Products for compliance. Licensed Products that do not comply with all applicable laws, regulations and standards shall automatically be deemed unapproved and immediately taken off the market;

        (g) It shall, upon Licensor's request, provide credit information to Licensor including, but not limited to, fiscal year-end financial statements (profit-and-loss statement and balance sheet) and operating statements;

        (h) It will, pursuant to Licensor's instructions, duly take any and all necessary steps to secure execution of all necessary documentation for the recordation of itself as user of the Licensed Property in any jurisdiction where this is required or where Licensor reasonably requests that such recordation shall be effected. Licensee further agrees that it will at its own expense cooperate with Licensor in cancellation of any such recordation at the expiration of this Agreement or upon termination of Licensee's right to use the Licensed Property. Licensee hereby appoints Licensor its Attorney-in-Fact for such purpose;

        (i) It will not deliver or sell Licensed Products outside the Territory or knowingly sell Licensed Products to a third party for delivery outside the Territory, subject to Paragraph 10.(c) hereof;

        (j) It will not use any labor that violates any local labor laws, including all wage and hour laws, laws against discrimination and that it will not use prison, slave or child labor in connection with the manufacture of the Licensed Products;

        (k) It shall at all times comply with all manufacturing, sales, distribution, retail and marketing policies and strategies promulgated by Licensor from time-to-time; and

        (1) If requested by Licensor to do so, it will utilize specific design elements of the Licensed Property provided to Licensee by Licensor on hangtags, labels, and other materials.

14.     TERMINATION BY LICENSOR:

        (a) Licensor shall have the right to terminate this Agreement without prejudice to any rights which it may have, whether pursuant to the provisions of this Agreement, or otherwise in law, or in equity, or otherwise upon the occurrence of any one or more of the following events (herein called "defaults"):

               (i) Licensee defaults in the performance of any of its obligations provided for in this Agreement; or

               (ii) Licensee shall have failed to deliver to Licensor or to maintain in full force and effect the insurance referred to in Paragraph 7.(c) hereof; or

               (iii) Licensee shall fail to make any payments due hereunder on the date due; or

               (iv) Licensee shall fail to deliver any of the statements required herein or to give access to the premises and/or license records pursuant to the provisions hereof to Licensor's authorized representatives for the purposes permitted hereunder; or

               (v) Licensee shall fail to comply with any laws, regulations or voluntary industry standards as provided in Paragraph 13.(f) or any governmental agency or other body, office or official vested with appropriate authority finds that the Licensed Products are harmful or defective in any way, manner or form, or are being manufactured, sold or distributed in contravention of applicable laws, regulations or standards, or in a manner likely to cause harm; or

               (vi) Licensee shall be unable to pay its debts when due, or shall make any assignment for the benefit of creditors, or shall file any petition under the bankruptcy or insolvency laws of any jurisdiction, county or place, or shall have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or an insolvent; or

               (vii) Licensee does not commence in good faith to manufacture, distribute and sell each Licensed Products and utilize each character set forth in the Licensed Property ("Character") throughout the Territory and the Distribution Channels on or before the Marketing Date and thereafter fails to diligently and continuously manufacture, distribute and sell each of the

                      Licensed Products and utilize each Character throughout the Territory. Such default and Licensor's resultant right of termination (or recapture) shall only apply to the specific Character(s), the specific Licensed Products, the specific country of the Territory and/or the specific Distribution Channel, which or wherein Licensee fails to meet said Marketing Date requirement; or

               (viii) Licensee shall manufacture, sell or distribute, whichever first occurs, any of the Licensed Products(s) without the prior written approval of Licensor as provided in Paragraph 9 hereof. Notwithstanding the foregoing, in the event Licensee has manufactured product without Licensor's approval and has not sold or otherwise distributed such unapproved product, this Agreement shall not terminate provided that all such unapproved product is immediately destroyed and Licensee provides a certificate of destruction to Licensor; or

               (ix) Saul Gamoran is no longer an executive officer of Licensee; or

               (x) A manufacturer approved pursuant to Paragraph 10.(b) hereof shall sell Licensed Products to parties other than Licensee or engage in conduct, which conduct if engaged in by Licensee would entitle Licensor to terminate this Agreement; or

               (xi) Licensee delivers or sells Licensed Products outside the Territory or knowingly sells Licensed Products(s) to a third party who Licensee knows intends to, or who Licensee reasonably should suspect intends to, sell or deliver such Licensed Products outside the Territory, except as provided for in Paragraph 10.(c) above; or

               (xii) Licensee uses any labor that violates any local labor laws and/or it uses prison, slave or child labor in connection with the manufacture of the Licensed Products; or

               (xiii) Licensee has made a material misrepresentation or has omitted to state a material fact necessary to make the statements not misleading.

        (b) In the event any of these defaults occur Licensor shall give notice of termination in writing to Licensee by facsimile and certified mail. Licensee shall have the number of days specified as follows from the date of giving notice in which to correct the default (except subdivisions (vii), (viii), (xi) and (xiii) above which are not curable): for subdivisions (iii), (iv) (x) and
               (xii): ten (10) days; for subdivisions (ii) , (v) and (vi) : fifteen (15) days; for all other subdivisions: thirty (30) days; and failing such, this Agreement shall thereupon immediately terminate, and any and all payments then or later due from Licensee hereunder (including Guaranteed

               Consideration) shall then be promptly due and payable in full and no portion of those prior payments shall be repayable to Licensee.

15. FINAL STATEMENT UPON TERMINATION OR EXPIRATION: Licensee shall deliver, as soon as practicable, but not later than thirty (30) days following expiration or termination of this Agreement, a statement indicating the number and description of Licensed Products on hand together with a description of all advertising and promotional materials relating thereto. Following expiration or termination of this Agreement, Licensee shall immediately cease any and all manufacturing of the Licensed Product. However, if Licensee has complied with all the terms of this Agreement, including, but not limited to, complete and timely payment of the Guaranteed Consideration and Royalty Payments, then Licensee may continue to distribute and sell its remaining inventory for a period not to exceed ninety (90) days following such termination or expiration (the "Sell-Off Period"), subject to payment of applicable Royalties thereto. In no event, however, may Licensee distribute and sell during the Sell-off Period an amount of Licensed Products that exceeds the average amount of Licensed Products sold during any consecutive ninety (90) day period during the Term. In the event this Agreement is terminated by Licensor for any reason under this Agreement, Licensee shall be deemed to have forfeited its Sell-Off Period. If Licensee has any remaining inventory of the Licensed Products following the Sell-Off Period, Licensee shall, at Licensor's option, make available such inventory to Licensor for purchase at or below cost, deliver up to Licensor for destruction said remaining inventory or furnish to Licensor an affidavit attesting to the destruction of said remaining inventory. Licensor shall have the right to conduct a physical inventory in order to ascertain or verify such inventory and/or statement. In the event that Licensee refuses to permit Licensor to conduct such physical inventory, Licensee shall forfeit its right to the Sell-Off Period hereunder or any other rights to dispose of such inventory. In addition to the forfeiture, Licensor shall have recourse to all other legal remedies available to it.

16. NOTICES: Except as otherwise specifically provided herein, all notices which either party hereto is required or may desire to give to the other shall be given by addressing the same to the other at the address set forth above, with a copy to WBCP (U.K.) LTD. at the address set forth in Paragraph 5.(b) above, or at such other address as may be designated in writing by any such party in a notice to the other given in the manner prescribed in this paragraph. All such notices shall be sufficiently given when the same shall be deposited so addressed, postage prepaid, in the United States mail and/or when the same shall have been delivered, so addressed, by facsimile or by overnight delivery service and the date of transmission by facsimile, receipt of overnight delivery service or two business days after mailing shall for the purposes of this Agreement be deemed the date of the giving of such notice.

17. NO PARTNERSHIP, ETC.: This Agreement does not constitute and shall not be construed as constitution of a partnership or joint venture between Licensor and Licensee. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

18. NO SUBLICENSING/NON-ASSIGNABILITY: This Agreement shall bind and inure to the benefit of Licensor, its successors and assigns. This Agreement is personal to Licensee. Licensee shall not sublicense, franchise or delegate to third parties its rights hereunder (except as set forth in Paragraph 10.(b) hereof). Neither this Agreement nor any of the rights of Licensee hereunder shall be sold, transferred or assigned by Licensee and no rights hereunder shall devolve by operation of law or otherwise upon any receiver, liquidator, trustee or other party.

19.     *REDACTED*

20. CONSTRUCTION: This Agreement shall be construed in accordance with the laws of the State of California of the United States of America without regard to its conflicts of laws provisions.

21. WAIVER, MODIFICATION ETC.: No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any acts other than those specifically referred to therein. The fact that the Licensor has not previously insisted upon Licensee expressly complying with any provision of this Agreement shall not be deemed to be a waiver of Licensor's future right to require compliance in respect thereof and Licensee specifically acknowledges and agrees that the prior forbearance in respect of any act, term or condition shall not prevent Licensor from subsequently requiring full and complete compliance thereafter. If any term or provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction or any other authority vested with jurisdiction, such holding shall not affect the validity or enforceability of any other term or provision hereto and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein. Headings of paragraphs herein are for convenience only and are without substantive significance.

22. ACCEPTANCE BY LICENSOR: This instrument when signed by Licensee shall be deemed an application for license and not a binding agreement unless and until accepted by Warner Bros. Consumer Products by signature of a duly authorized officer and the delivery of such a signed copy to Licensee. The receipt by Warner Bros. Consumer Products of any check or other consideration given by Licensee and/or delivery of any material by Warner Bros. Consumer Products to Licensee shall not be deemed an acceptance by Warner Bros. Consumer Products of this application. The foregoing shall apply to any documents relating to renewals or modifications hereof.

This Agreement shall be of no force or effect unless and until it is signed by all of the parties listed below:


AGREED AND ACCEPTED:                                 AGREED AND ACCEPTED:

LICENSOR:                                            LICENSEE:

WARNER BROS. CONSUMER PRODUCTS,                      PLAY-BY-PLAY TOYS
A DIVISION OF TIME WARNER ENTERTAINMENT              NOVELTIES, INC.
COMPANY L.P., ON BEHALF OF ITSELF AND AS
AGENT FOR WARNER BROS., A DIVISION OF
TIME WARNER ENTERTAINMENT COMPANY L.P.


By:/S/ GARY R. SIMON                                 By:/S/ SAUL GAMORAN
    Gary R. Simon                                       Saul Gamoran
    Vice President, Legal Affairs                       Executive Vice President
                                                        and General Counsel

Date:  1/27/98                                       Date:  1/27/98

          SCHEDULE A, CHART #1, SCHEDULE A, CHART #2, AND SCHEDULES A-1
          THROUGH D-15, INCLUSIVE, HAVE BEEN OMITTED HEREFROM AND FILED
             SEPARATELY WITH THE COMMISSION BASED UPON A REQUEST FOR
                             CONFIDENTIAL TREATMENT.

                               #68116 - EXHIBIT 1


WARNER BROS. CONSUMER PRODUCTS
4000 Warner Blvd.
Triangle Bldg. - 3rd Floor
Burbank, CA  91522

RE:                                         APPROVAL OF THIRD PARTY MANUFACTURER

Gentlemen:

    This letter will serve as notice to you that pursuant to Paragraph 10.(b) of the License Agreement dated _____________________, between WARNER BROS., A DIVISION OF TIME WARNER ENTERTAINMENT COMPANY L.P. and PLAY-BY-PLAY TOYS & NOVELTIES, INC. ("Licensee"), we have been engaged as the manufacturer for Licensee in connection with the manufacture of Licensed Products as defined in the aforesaid License Agreement. We hereby acknowledge that we may not manufacture Licensed Products for, or sell or distribute Licensed Products to, anyone other than Licensee. We hereby further acknowledge that we have received a copy and are cognizant of the terms and conditions set forth in said License Agreement and hereby agree to observe those provisions of said License Agreement which are applicable to our function as manufacturer of the Licensed Products. It is expressly understood that we are obligated to comply with all local laws, including without limitation, labor laws, wage and hour laws and anti-discrimination laws and that you or your representatives shall, at anytime, have the right to inspect our facilities and review our records to ensure compliance therewith. It is understood that this engagement is on a royalty free basis and that we may not subcontract any of our work without your prior written approval.

    We understand that our engagement as the manufacturer for Licensee is subject to your written approval. We request, therefore, that you sign in the space below, thereby showing your acceptance of our engagement as aforesaid.

                                               Very truly yours,

                                               _________________________
                                               Manufacturer/Company Name


                                               By:______________________
                                                     signature

                                               _________________________
                                               printed name

AGREED TO AND ACCEPTED:                        _________________________
                                                     address
WARNER BROS. CONSUMER PRODUCTS,
A DIVISION OF TIME WARNER
ENTERTAINMENT COMPANY, L.P.                    _________________________
                                                     dated

                                               _________________________
By:____________________________                product(s) manufacturing
      Gary R. Simon
      Vice President, Legal Affairs

   ___________________________
      dated

                               #68116 - EXHIBIT 2

                             CONTRIBUTOR'S AGREEMENT


I, __________________________________, the undersigned ("Contributor"), have been engaged by _________________________ ("Licensee") to work on or contribute to the creation of Licensed Products, described as __________________________________________, by Licensee under an agreement between Licensee and Warner Bros., a division of Time Warner Entertainment Company L.P., c/o Warner Bros. Consumer Products, a division of Time Warner Entertainment Company L.P. ("Warner"), dated ________________________.

I understand and agree that the Licensed Products, and all artwork or other results of my services for Licensee in connection with such Licensed Products ("Work") is a "work made for hire" for Warner and that all right, title and interest in and to the Work shall vest and remain with Warner. I reserve no rights therein. Without limiting the foregoing, I hereby assign and transfer to Warner all other rights whatsoever, in perpetuity throughout the universe which I may have or which may arise in me or in connection with the Work. I hereby waive all moral rights in connection with such Work together with any other rights which are not capable of assignment. I further agree to execute any further documentation relating to such transfer or waiver or relating to such Work at the request of Warner or Licensee, failing which Warner is authorized to execute same as my Attorney-in-Fact.


CONTRIBUTOR:


By:

Date:


WARNER BROS. CONSUMER PRODUCTS:



By:

Date:

                                    EXHIBIT 3
                            LICENSE AGREEMENT #68116

EUROPE, MIDDLE EAST AND AFRICA:

United Kingdom, Eire, France, Germany, Italy, Spain, Portugal, Belgium, The Netherlands, Luxembourg, Greece, Denmark, Sweden, Finland, Austria, Norway, Iceland, Liechtenstein, Switzerland, Turkey, Poland, Czech Republic, Slovak Republic, Hungary, Bulgaria, Romania, Albania, Croatia, Slovenia, Bosnia-Herzegovina, Montenegro, Kosovo, Macedonia, Serbia, Vojvodina Latvia, Estonia, Lithuania, Russia, Armenia, Azerbaijan, Belarus, Georgia, Kazakhstan, Kyrgystan, Moldova, Tajikistan, Turkmenistan, Ukraine, Uzbekistan, Bahrain, Cyprus, Egypt, Iran, Iraq, Israel, Jordan, Kuwait, Lebanon, Oman, Qatar, Republic of Yemen, South Yemen, Saudi Arabia, Syria, United Arab Emirates, Algeria, Angola, Benin, Botswana, Burkina Faso, Burundi, Cameroon, Central African Republic, Chad, Congo, Djibouti, Egypt, Equatorial Guinea, Ethiopia, Gabon, Gambia, Ghana, Guinea, Guinea Bissau, Ivory Coast, Kenya, Lesotho, Liberia, Libya, Malawi, Mali, Mauritania, Morocco, Mozambique, Namibia, Niger, Rwanda, Senegal, Sierra Leone, Somalia, South Africa, Sudan, Swaziland, Tanzania, Togo, Tunisia, Uganda, Western Sahara, Zaire, Zambia, Zimbabwe.

              EXHIBITS 4 AND 5 HAVE BEEN OMITTED HEREFROM AND FILED
             SEPARATELY WITH THE COMMISSION BASED UPON A REQUEST FOR
                             CONFIDENTIAL TREATMENT.

                                       31